Exhibit 10.1

TEKELEC

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the last date of signature below by and between Tekelec, a California corporation (the “Company”), and the below-signed individual (“Indemnitee”).

RECITALS

A. The Company desires to

attract and retain the services

of highly qualified individuals to

serve as executive officers,

directors and agents of the Company.

B.	The Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, executive officers and other agents of the Company.

C. The Company desires to provide indemnification and other rights to Indemnitee in consideration for Indemnitee’s service to the Company.

In consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines, settlements (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with the Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, in the case of any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in the best interests of the Company or (ii) Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action if Indemnitee acted in good faith, in a manner Indemnitee believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made (i) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

2. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Subject to the prohibitions and limitations of Section 9 hereof and in accordance with the procedures set forth in Section 3 hereof, the Company hereby agrees to indemnify Indemnitee and to advance expenses reasonably incurred by Indemnitee in defending any Proceeding to the fullest extent permitted by law for any acts, omissions or transactions while acting in the capacity of, or that are otherwise related to the fact that Indemnitee was or is serving as, a director, officer, employee or other agent of the Company or, to the extent Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, such other corporation, partnership, joint venture, trust or other enterprise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a California corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule that narrows the right of a California corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes shall not narrow the parties’ rights and obligations hereunder except to the extent as is expressly required by such law, statute or rule.

(b) Nonexclusivity. The rights to indemnification and advancement provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles”), its Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The rights to indemnification and advancement provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any covered Proceeding.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in defending any Proceeding referenced in Section 1(a) or (b) hereof and any Proceeding to which Section 2 hereof applies prior to the final disposition of the Proceeding (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced if a court shall ultimately determine that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or by Section 317 of the California General Corporation Law. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b) Notice; Cooperation by Indemnitee. Indemnitee shall, as soon as practicable and as a condition precedent to Indemnitee’s right to be indemnified or to receive any advancement of expenses under this Agreement, give the Company written notice of any claim made or Proceeding commenced against Indemnitee for which indemnification or advancement of expenses will or could be sought under this Agreement, specifying the nature of such claim or Proceeding in reasonable detail. Notice to the Company shall be directed to the Chief Executive Officer of the Company, or the Chief Financial Officer if Indemnitee is the Chief Executive Officer, in accordance with Section 15 hereof. Any delay in providing notice will not relieve the Company from its obligations under this Agreement, except to the extent such failure causes the Company material prejudice exceeding the amount of the indemnification or advancement that would be due hereunder, in which event the Company shall nevertheless be authorized, but not obligated, to indemnify and advance expenses to the director or officer. The Company shall bear the burden of proving any such prejudice. Indemnitee shall give the Company such information and cooperation with respect to the Proceeding as it may reasonably require and as shall be within Indemnitee’s power.

(c) Indemnification Decisions. Any determination regarding Indemnitee’s entitlement to indemnification under this Agreement, the Articles or the Bylaws shall be made by:

(1) A majority vote of a quorum consisting of directors who are not parties to the relevant Proceeding;

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(3) Approval of the Company’s shareholders (as such approval is defined in Section 153 of the California General Corporation Law), with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(4) The court in which the relevant Proceeding is or was pending upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Company.

(d) Procedure for Payment and Enforcement of Indemnification. Any indemnification provided for in Section 1 or 2 hereof shall be made after the final disposition (by judgment, settlement, dismissal or otherwise) of the Proceeding with respect to which indemnification is sought and no later than forty five (45) days after written notice by Indemnitee requesting payment. If a claim under this Agreement, under any statute or under any provision of the Articles or the Bylaws providing for indemnification is not paid in full by the Company within forty five (45) days after such written notice, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 hereof, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under this Agreement or applicable law for the Company to indemnify Indemnitee for the amount claimed, or that indemnification or advancement is otherwise prohibited by law, but the burden of proving such defense or any other defense to the action shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(f) Assumption of Defense; Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay or advance the expenses of any civil action, arbitration, investigation or claim against Indemnitee that is not brought by or in the right of the Company, the Company shall be entitled to assume the defense of such Proceeding, if to do so would not subject the Company to a conflict of interests or conflicting obligations. The Company shall select counsel with approval of Indemnitee, which approval shall not be unreasonably withheld, upon giving written notice to Indemnitee of its election to do so. If the Company does not assume the defense, then Indemnitee shall be entitled to retain counsel of Indemnitee’s choosing, and the Company shall, subject to the other terms and conditions of this Agreement, pay as advancement and indemnification the reasonable fees and expenses of such counsel. If the Company assumes the defense, (i) it shall conduct Indemnitee’s defense in good faith and in a reasonable and prudent manner, (ii) Indemnitee shall have the obligation to cooperate and assist in the defense when reasonably requested to do so and (iii) the Company shall pay or reimburse Indemnitee’s reasonable expenses incurred in connection with such cooperation and assistance. After giving such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the Company has expressly authorized (and continues to authorize) the employment of counsel by Indemnitee at the Company’s expense, (B) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with a conflict of interest or (C) the Company shall not, in fact, have employed counsel reasonably satisfactory to Indemnitee within a reasonable time after notice of the institution of such Proceeding, then Indemnitee shall have the right to employ counsel and conduct the defense, and the reasonable fees and expenses of such counsel shall be at the expense of the Company in accordance herewith.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, settlements or other amounts to which Indemnitee is entitled. The Company shall pay, without delay and in accordance with this Agreement, the amount of any portion of such expenses, judgments, fines, settlements or other amounts as are not disputed.

5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and other corporate agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6. Directors’ and Officers’ Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to insure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors under such policy or policies, if Indemnitee is a director; or of the Company’s officers under such policy or policies, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees under such policy or policies, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high to the amount of coverage provided compared to peer companies, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by equivalent insurance maintained by a subsidiary or parent of the Company. In the event the Company decides not to obtain or maintain any directors’ and officers’ liability insurance, the Company will notify Indemnitee of such decision in writing within thirty (30) days after such decision.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Order of Payments.

(a) Secondary Indemnitors. The Company hereby acknowledges that Indemnitee may have, now or in the future, certain rights to indemnification, advancement of expenses and/or insurance provided by entities or organizations other than the Company or its insurers (collectively, the “Secondary Indemnitors”). The Company hereby agrees that (i) with respect to the Secondary Indemnitors, the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary, and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary) with respect to the obligations of the Company under this Agreement and under the Articles and the Bylaws, (ii) the Company shall advance expenses incurred by Indemnitee and shall pay or reimburse expenses, judgments, penalties, fines and amounts paid or to be paid in settlement to or on behalf of Indemnitee as required by the terms of this Agreement, the Articles and/or the Bylaws without regard to any rights Indemnitee may have against the Secondary Indemnitors, and (iii) the Company agrees that it shall not assert claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect of the advances, payments or reimbursements it makes to or on behalf of Indemnitee under this Agreement. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. Notwithstanding any other provision in this Agreement to the contrary, the foregoing provisions of this Section 8(a) shall not apply with respect to claims against Indemnitee if a determination is made, in a manner prescribed in Section 3(c) hereof, that Indemnitee acted on behalf of or in furtherance of the interests of a Secondary Indemnitor and failed to act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company.

(b) No Double Recovery. Except as provided in subsection (a) of this Section, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement, the Articles, the Bylaws or any insurance policy, contract, agreement or otherwise or such payment has actually been made on Indemnitee’s behalf, unless Indemnitee is obligated to repay or reimburse such payment to the payor and in fact repays or reimburses such payment.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts. To indemnify Indemnitee (i) for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law or other applicable law or (ii) for breach of duty to the Company or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings or claims initiated or brought to enforce this Agreement or a right to indemnification under Section 317 of the California General Corporation Law or under any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to proceedings or claims initiated or brought to enforce this Agreement or a right to indemnification under Section 317 of the California General Corporation Law or under any other statute or law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Duplicate Payments. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent Indemnitee has otherwise received payment of amounts otherwise indemnifiable under this Agreement pursuant to (i) a policy of directors’ and officers’ liability insurance maintained by the Company, (ii) the Company’s Articles of Incorporation or Bylaws, (iii) Section 317 or any other applicable provisions of the California General Corporation Law or (iv) any other agreement; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(f) Settlements Without Company Consent. To indemnify Indemnitee for the settlement of any Proceeding or claim to which the Company has not given its prior written consent, which consent shall not be unreasonably withheld.

10. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page of this Agreement and shall apply to Proceedings as of such date and to acts or omissions of Indemnitee that occurred prior to such date if Indemnitee was a director, officer, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request for so long thereafter as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was serving in any such capacity.

11. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same instrument.

13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, executors, administrators and similar legal representatives.

14. Costs and Attorneys’ Fees in Actions under this Agreement. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof or to enforce or interpret Indemnitee’s rights or the Company’s obligations under the Articles or the Bylaws with respect to indemnification or advancement of expenses, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement or the provisions of the Articles or the Bylaws relating to indemnification and advancement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action with respect to Indemnitee’s rights to indemnification and advancement), unless as a part of such action the court determines that all of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or an agent thereof, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if sent by other means, on the date such notice is actually received by the relevant party. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice in accordance herewith. Notice to the Company shall be sent with a copy to the Company’s General Counsel and to its outside legal counsel at the addresses set forth below or as subsequently modified by written notice to Indemnitee:

Tekelec
5200 Paramount Parkway
Morrisville, North Carolina 27560
Fax: +1.919.461.6845
Attn: Stuart Kupinsky

with a copy to:	Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, California 90401
Fax: +1.310.576.2200
Attention: Katherine Ashton

16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California, including without limitation Section 317 of the California General Corporation Law, as applied to contracts between California residents entered into and to be performed entirely within California, without giving effect to its principles of conflicts of laws.

17. Subrogation. Except as provided in Section 8, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. The Company’s subrogation to Indemnitee’s rights of recovery shall be subordinate to Indemnitee’s rights to recover any expenses or other liabilities which Indemnitee has incurred, but which remain unpaid or unreimbursed.

18. Secondary Nature of Indemnification as to Outside Directorships and Similar Service. If the Company is obligated to indemnify or advance expenses to an Indemnitee with respect to a Proceeding relating to Indemnitee’s service at the Company’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company’s obligation shall be secondary to and in excess of any indemnification and advancement obligation owed by such other enterprise and its insurers; the Company shall advance, pay or reimburse Indemnitee’s expenses and other liabilities, if not duly paid by the other corporation, partnership, joint venture, trust or other enterprise or its insurers, and the Company shall be subrogated to the director’s or officer’s rights to indemnification and advancement from the other corporation, partnership, joint venture, trust or other enterprise and its insurers to the extent of any payment that the Company makes on behalf of Indemnitee with respect to such a Proceeding.

19. Indemnification for Expenses of Witnesses. To the extent that Indemnitee is, by reason of serving as a director, officer, employee or other agent of the Company, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses, including attorneys’ fees, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and shall be entitled to advancement of expenses and enforcement of Indemnitee’s rights under this Section 19 in accordance with the procedures for enforcement of Indemnitee’s other rights under this Agreement.

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

21. Integration and Entire Agreement. This Agreement (i) sets forth the entire understanding between the parties with respect to the subject matter hereof, (ii) replaces and supersedes all previous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof, including without limitation any and all prior indemnification agreements between Indemnitee and the Company, and (iii) merges all prior and contemporaneous discussions between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TEKELEC

By:
Name:
Title:

Date:

Address:	5200 Paramount Parkway
Morrisville, North Carolina 27560

Agreed to and accepted: INDEMNITEE:

Name:
Date:

Address: